SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            _________________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               The Journal Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Wisconsin                                              20-0020198
-----------------------                                 -------------------
(State of incorporation                                    (IRS Employer
   or organization)                                     Identification No.)


         333 West State Street, Milwaukee, Wisconsin           53203
         -------------------------------------------        ----------
           (Address of principal executive offices)         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so                Name of each exchange on which each
registered                                  class is to be registered
----------------------------                -----------------------------------
Class A Common Stock                        New York Stock Exchange


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-105210

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

     A description of the Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of The Journal Company (the "Registrant"), is contained in the Registrant's Registration Statement on Form S-1 (File No. 333-105210), filed with the Securities and Exchange Commission on May 14, 2003, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "S-1 Registration Statement"). The descriptions of the Class A Common Stock contained in the S-1 Registration Statement under "Description of Capital Stock" are incorporated in this Item 1 by reference.

     In connection with the initial public offering of the Class A Common Stock, the shareholders of Journal Communications, Inc. (currently the Company's parent company) will exchange all of their shares for shares of the Company. Upon completion of the share exchange, the Company will change its name to "Journal Communications, Inc."


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
Item 2.   Exhibits.
          --------

Exhibit
Number         Document Description
------         --------------------

1 Agreement and Plan of Share Exchange, dated as of June 26, 2003, between The Journal Company and Journal Communications, Inc. (incorporated by reference to Exhibit 2 to the S-1 Registration Statement)

2 Articles of Incorporation of The Journal Company (incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement)

3         Bylaws of The Journal Company (incorporated by reference to Exhibit
          3.2 to The Journal Company's Registration Statement on Form S-4 (Registration No. 333-105209))

4         Form of Stock Certificate of the Class A Common Stock of the
          Registrant

5 Shareholders Agreement, by and among Journal Communications, Inc., The Journal Company, Matex Inc. and Abert Family Journal Stock Trust, dated as of May 12, 2003 (incorporated by reference to Exhibit 4.3 to the S-1 Registration Statement)

          All exhibits required by the instructions to Item 2 will be supplied to the New York Stock Exchange.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      THE JOURNAL COMPANY



Date:  September 22, 2003             By:  /s/ Steven J. Smith
                                           ------------------------------------
                                           Steven J. Smith
                                           Chairman and Chief Executive Officer


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